Exhibit 99.1

FOR IMMEDIATE RELEASE

CHAMPPS ENTERTAINMENT ENDS SALE PROCESS

Littleton, CO, May 18, 2007 — Champps Entertainment, Inc. (NASDAQ: CMPP) today announced that the special committee of its board of directors that had been exploring a sale of the Company has terminated the sale process. The committee solicited a number of prospective purchasers, but did not receive any definitive proposals that the committee deemed acceptable.

The Company said that its board of directors remains committed to supporting management’s ongoing efforts to focus on the basics of the Champps’ business and its previously disclosed initiatives to improve profitability. The board has also authorized Champps’ Chairman and CEO, Mike O’Donnell, and his management team to explore opportunities to increase shareholder value, including evaluation of acquisitions that leverage the Company’s infrastructure and expertise.

About Champps Entertainment, Inc.

Champps Entertainment, Inc. owns and operates 49 and franchises/licenses 12 restaurants in 21 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps creates an exciting environment through the use of videos, music, sports and promotions.

Safe Harbor Statement

Certain statements made in this press release are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include statements regarding our efforts to improve profitability and increase shareholder value. Information on significant potential risks and uncertainties that may also affect future results include, but are not limited to, those mentioned by the Company from time to time in its filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

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Contact:

David D. Womack

Chief Financial Officer

(303) 804-1333